Exhibit 4.10

THE BANK OF NEW YORK MELLON

ESCROW AGREEMENT

between

Gushan Environmental Energy Limited (“Gushan”)

and

Carling Technology Limited (“Carling”)

as Depositors

and

THE BANK OF NEW YORK MELLON

acting as Escrow Agent

Dated as of 30 November 2010

ESCROW ACCOUNT NUMBER(S)

SHORT TITLE(S) OF ESCROW ACCOUNT(S)

TABLE OF CONTENTS

SECTION I. INSTRUCTIONS		1

1.	ESCROW PROPERTY	1

2.	DISTRIBUTION OF ESCROW PROPERTY	1

3.	ADDRESSES	1

4.	COMPENSATION	2

SECTION II. TERMS AND CONDITIONS		3

1.	DUTIES OF THE ESCROW AGENT	3

2.	EXCLUSIVITY OF THE AGREEMENT	3

3.	COURT ORDER	3

4.	RIGHTS AND LIABILITY OF THE ESCROW AGENT	4

5.	COLLECTION OF DEPOSITS	6

6.	STATEMENTS FROM THE ESCROW AGENT	6

7.	FORM OF NOTICES AND TIMING	6

8.	JOINT AND SEVERAL LIABILITY OF DEPOSITORS	7

9.	REMOVAL OF ESCROW AGENT	8

10.	AMBIGUITY, UNCERTAINTY OR DISPUTE	8

11.	DELEGATION	9

12.	GOVERNING LAW AND JURISDICTION	9

13.	‘KNOW YOUR CUSTOMER’ CHECKS	9

14.	AMENDMENTS	10

15.	NO WAIVER OF RIGHTS	10

16.	REPRESENTATIONS AND WARRANTIES OF DEPOSITOR	10

17.	EFFECT OF INVALIDITY, ILLEGALITY OR UNENFORCEABILITY	10

18.	SCHEDULES	10

19.	ENTIRE AGREEMENT	10

20.	TERMINATION	11

21.	ESCROW AGENT MATERIALS	11

22.	INTERPRETATION	11

23.	COUNTERPARTS	11

SCHEDULE A ESCROW PROPERTY		14

SCHEDULE B PROVISIONS RELATING TO ESCROW SECURITIES		15

SCHEDULE C DISTRIBUTION OF THE ESCROW PROPERTY		20

SCHEDULE D CASH DISBURSEMENT INSTRUCTION		21

SCHEDULE E SECURITIES DISBURSEMENT INSTRUCTIONS		22

SCHEDULE F SPECIMEN SIGNATORY LIST		23

SCHEDULE G SPECIMEN CALL-BACK LIST		24

Sidley sign off version: 22 October 2010

This ESCROW AGREEMENT (the “Agreement”) is made this 30 day of November 2010 by and between:

THE BANK OF NEW YORK MELLON (the “Escrow Agent”), which expression shall, unless the context otherwise requires, include its successors, assigns, permitted delegates or agents as such Escrow Agent; and

the undersigned (collectively the “Depositors” and each individually a “Depositor”).

RECITALS

WHEREAS Gushan, Golden Hero Holdings Limited (“Golden Hero”) and other parties, have entered into an agreement, dated 22 September 2011 and pursuant thereto the Depositors are required to deposit share certificates and/or other documents to be held in escrow; and

WHEREAS the Escrow Agent is willing to serve as escrow agent and hold the Escrow Property (as defined herein) in accordance with the terms and conditions hereof,

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I.

INSTRUCTIONS

1.	ESCROW PROPERTY

1.1	The Depositors shall deposit the property listed in Schedule A with the Escrow Agent by the date specified in Schedule A, and the Escrow Agent shall hold such property in accordance with the terms of this Agreement.

1.2	The foregoing property received by the Escrow Agent, less any property distributed in accordance with this Agreement, are collectively referred to herein as the “Escrow Property”.

1.3	If the Escrow Property includes Escrow Securities (as that term is defined in Schedule B), then Schedule B applies.

1.4	In the event that the Escrow Agent does not receive any of the Escrow Property on or prior to the date specified in Schedule A, then this Agreement shall terminate on such date, unless the parties expressly agree otherwise in writing prior to such date.

2.	DISTRIBUTION OF ESCROW PROPERTY

2.1	The Escrow Agent is directed to distribute the Escrow Property in accordance with Schedule C.

2.2	The Escrow Agent shall only be obliged to distribute the Escrow Property if it has received an executed distribution instruction in the form set out in Schedule D or, if relevant, Schedule E. Distribution instructions must be signed by an authorized signatory of the Depositors as defined in Clause 7.2 of Section ll (Terms and Conditions).

3.	ADDRESSES

3.1	Notices, instructions and other communications shall be sent:

(a)	In the case of The Bank of New York Mellon, to it as follows:

Level 12

3 Pacific Place

Hong Kong

Facsimile: +852 2295 3283

Attention: Global Corporate Trust

(b)	In the case of the Depositors, to them as follows:

If to Gushan:	Chief Financial Officer	Copy to:	Scott Peterman
	Gushan Environmental		Sidley Austin
	Energy Limited		39/F, Two international
Finance Centre, 8 Finance
	908 China Merchants		Street, Central, Hong Kong
Tower, 168-200 Connaught
Road Central, Sheung
Wan, Hong Kong

If to Carling:	908 China Merchants	Copy to:	Scott Peterman
	Tower, 168-200 Connaught		Sidley Austin
	Road Central, Sheung		39/F, Two International
	Wan, Hong Kong		Finance Centre, 8 Finance
Street, Central, Hong Kong

4.	COMPENSATION

4.1	At the time of execution of this Agreement, the Depositors shall pay the fees of the Escrow Agent as separately agreed in writing. Such fees shall not be pro rated for any portion of a year.

4.2	The Depositors shall be jointly and severally responsible for, and shall reimburse the Escrow Agent upon demand for, all expenses, disbursements and advances incurred or made by the Escrow Agent in connection with this Agreement (including, but not limited to, all legal fees, stamp and other documentary duties or taxes, and expenses incurred in the preparation and negotiation of this Agreement).

4.3	The Escrow Agent may share its fees with any person connected to the Escrow Agent and shall not be accountable to the Depositors for any such sharing arrangements.

4.4	All amounts of whatever nature payable to, and recoverable by, the Escrow Agent pursuant to the terms of this Agreement shall be payable without set-off or counterclaim by the Depositors within ten clear Business Days of receipt of any invoice of the Escrow Agent.

SECTION II.

TERMS AND CONDITIONS

1.	DUTIES OF THE ESCROW AGENT

1.1	The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and, to the maximum extent permitted by law, no duties, responsibilities, covenants or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent may carry out such other acts and perform such other duties as in its sole discretion it considers necessary to give effect to this Agreement and perform services hereunder, including entering into subcontracts and agreements with any office, branch or subsidiary of The Bank of New York Mellon Corporation or with third parties.

1.2	The Escrow Agent shall open and maintain in its books in such name as the Depositors shall reasonably direct (which shall be initially set out in Schedule A hereto) one or more accounts for the custody and safekeeping, in accordance with the terms of this Agreement, of any Escrow Securities deposited by or for the Depositors with, or otherwise received for the benefit of the Depositors by, the Escrow Agent, any sub-custodian or any depository in any country in which the Escrow Agent offers custody services (the “Escrow Accounts”).

1.3	The Escrow Agent shall be solely authorized to cause the Escrow Property, or any part thereof, to be withdrawn or transferred from an Escrow Account and provide instructions in respect of other matters relating to the Escrow Account, provided that any such withdrawals, transfers and instructions shall be carried out in accordance with the provisions of this Agreement.

1.4	The Escrow Agent shall not be subject to, or required to comply with, any other agreement between or among any or all of the Depositors or to which any Depositor is a party, even though reference to such an agreement may be made herein, or to comply with any direction or instruction, other than those contained herein or delivered in accordance with this Agreement, from any Depositor or any entity acting on behalf of a Depositor.

2.	EXCLUSIVITY OF THE AGREEMENT

2.1	This Agreement is for the exclusive benefit of the parties hereto and their respective successors under it and shall not be deemed to give, either expressly or impliedly, any legal or equitable right, remedy or claim to any other entity or person whatsoever.

2.2	No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties; provided, however, that any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation to which substantially all of the escrow business of the Escrow Agent may be transferred, shall be the Escrow Agent under this Agreement without further act.

3.	COURT ORDER AND LEGAL REQUIREMENTS

3.1	The Escrow Agent is authorized to supply any information regarding the Escrow Property which is required to be supplied by any applicable laws, regulation or rule now or hereafter in effect.

3.2	If at any time the Escrow Agent is served with any judicial, administrative or regulatory order, judgment, decree, writ or other form of judicial, administrative or regulatory process (each an “Order”) which in anyway affects the Escrow Property (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property or any request issued by any authority having regulatory power over the Escrow Agreement), the Escrow Agent is authorized to comply with the Order in any manner as it, or its legal counsel of its own choosing, deems appropriate and authorized to demand a legal opinion from a counsel of a Depositor. If the Escrow Agent complies with any such Order, the Escrow Agent shall not be liable to any of the parties to this Agreement or to any other person or entity, even though such Order may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

4.	RIGHTS AND LIABILITY OF THE ESCROW AGENT

4.1	The Escrow Agent shall not be liable for any action taken, suffered or omitted or for any loss or injury resulting from its actions, or from its performance, delay of performance or lack of performance of its duties, under this Agreement in the absence of gross negligence or willful misconduct on its part or on the part of its officers, directors or employees. In no event shall the Escrow Agent be liable (whether by way of indemnity, damages or otherwise), and it shall be fully protected from all liability, loss, cost, damage or expense:

(a)	for acting or omitting to act in accordance with or relying upon any Order, instruction, notice, demand, certificate, affidavit, opinion, instrument, document or other writing delivered to it hereunder without determining the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document;

(b)	for anything done, suffered or omitted by a sub-custodian or other nominee, correspondent, designee, or sub-agent, subject to the Escrow Agent having selected such entity with reasonable care;

(c)	for the action or inaction of any depository;

(d)	for any failure by any Depositor to perform its obligations;

(e)	for any consequential, punitive or special damages, or economic or indirect loss of any kind whatsoever, in each case however caused or arising and whether or not foreseeable, even if advised of the possibility of such damage or loss;

(f)	for any expense, loss or damage suffered by or occasioned to the Depositors by the collection or deposit of invalid, fraudulent or forged Escrow Securities which may be made in connection with this Agreement;

(g)	for the form, execution, validity, value or genuineness of the Escrow Property deposited hereunder, or for any description herein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security, or endorsement; or

(h)

for not performing any act or fulfilling any duty, obligation or responsibility under this Agreement by reason of any occurrence beyond the control of the Escrow Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of any wire or communication facility).

4.2	The Escrow Agent shall under no circumstances be required to make any payment or transfer from an Escrow Account where doing so would create a negative balance in such Escrow Account. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

4.3	As security for the due and punctual performance of any and all of the Depositors’ obligations to the Escrow Agent under this Agreement, now or arising in the future, the Depositors, individually and collectively, as beneficial owners hereby pledge, assign, charge and grant to the Escrow Agent a continuing security interest in, and a lien on, the Escrow Property. The security interest of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against Depositors and all third parties in accordance with the terms of this Agreement. In this regard, the Escrow Agent shall be entitled to all the rights and remedies of a pledgee, chargee and secured creditor under applicable laws, rules and regulations as then in effect, including the right to withhold and sell such part of the Escrow Property, as is necessary to cover any amount due and owing to the Escrow Agent under this Agreement together with all and any costs and expenses which have been or which the Escrow Agent reasonably believes may be incurred in connection with this Agreement.

4.4	To the extent that in respect of any of the Escrow Property, Clause 4.3 does not have the effect of creating or acknowledging a first priority fixed security interest in favour of the Escrow Agent, whether because such Escrow Property or other person is located in, or regulated by the laws of, a jurisdiction other than Hong Kong or for any other reason whatsoever, the security interest created or acknowledged by Clause 4.3 shall take effect as such type of Encumbrance as shall be required by the law applicable to the creation of a security interest in such Escrow Property for the purpose of conferring on the Escrow Agent a first priority fixed security interest in such Escrow Property. For the purpose of this clause, “Encumbrance” includes a mortgage, charge (fixed or floating), pledge, hypothecation or lien and any other arrangement or interest (whether by way of assignment, trust, title retention or otherwise) which has the effect of creating security or payment priority (including, without limitation, the deposit of monies or property with a person with the intention of affording such person a right of set-off or lien).

4.5	The Escrow Agent may engage and consult with legal counsel or professional advisers selected by it at the expense of the Depositors as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel or adviser.

4.6	The Escrow Agent makes no warranties, representations or other statements whatsoever in respect of:

(a)	the ability of the Depositors to transfer full legal and beneficial ownership of the Escrow Securities free from all liens, claims, charges, security interests and encumbrances; or

(b)	the validity of the Escrow Securities, the enforceability of any rights or interests relating to the Escrow Securities or whether it is appropriate, necessary or desirable to take or omit to take any action (including, without limitation, any form of registration) in relation to the Escrow Securities.

4.7	The Depositors shall pay all income, withholding and any other taxes imposed on or measured by income which are attributable to income from the Escrow Property for the time it is held in escrow hereunder and shall file all tax and information returns applicable thereto.

4.8	The Escrow Agent shall not be under any duty to take any action which may, in its absolute opinion, be contrary to applicable laws, rules or regulations.

5.	COLLECTION OF DEPOSITS

Unless otherwise specifically set forth in this Agreement, the Escrow Agent shall not be responsible for ensuring that any part, or all, of the Escrow Property is deposited with or delivered to the Escrow Agent. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited under this Agreement, or to take any legal action to enforce payment of any cheque, note or security deposited under this Agreement, or to exercise any right or privilege which may be afforded to the holder of any such security.

6.	STATEMENTS FROM THE ESCROW AGENT

All statements from the Escrow Agent identifying transactions, transfers or holdings of the Escrow Property shall be deemed to be correct and final upon receipt of the statement by the Depositors unless the Escrow Agent is notified in writing to the contrary within thirty Business Days of the date of such statement.

7.	FORM OF NOTICES AND TIMING

7.1	Notices, instructions or other communications shall be in writing, in English and shall be given to the address set forth in Clause 4 of Section I (Instructions) of this Agreement, or to such other address as may be notified in writing to the Escrow Agent or the Depositors at least ten Business Days prior to the dispatch of such notice. Notices to the Escrow Agent shall be deemed to be given when actually received in legible form by the Escrow Agent’s Global Corporate Trust Department.

7.2	The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications, including instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods (“Electronic Methods”) believed by it to have been sent or given by the Depositors or by a person or persons authorized by the Depositors. The authorized signatories of the Depositors (“Authorized Signatories”) are the persons whose names, specimen signatures and contact details are set out in Schedule F, as may be updated from time to time, which must be attached to this Agreement, failing which the Escrow Agent shall not have any obligation to carry out any instruction under this Agreement.

7.3	The Depositors acknowledge that if they elect to use the internet to receive transmissions, such communications are not encrypted and are therefore insecure. The Depositors further acknowledge that there are other risks inherent in communicating electronically, such as the possibility of virus contamination and disruptions in services. The Depositors agree to assume all risks arising out of the use of Electronic Methods to submit instructions and directions to the Escrow Agent, including, without limitation, the risk of the Escrow Agent acting on unauthorized instructions and the risk of interception and misuse by third parties. The Depositors shall be responsible for ensuring that only Authorized Signatories transmit such instructions to the Escrow Agent.

7.4	With respect to any transfer of securities, the Depositors will comply with the following security procedures: The Depositor’s instruction shall include the name and (in the case of a facsimile) the signature of the person initiating the transfer of securities request. If the name is listed as an Authorized Signatory, the Escrow Agent will confirm the instructions by telephone call to any person listed as a call-back contact, who may be the same person who initiated the instruction. When calling back, the Escrow Agent will request from the individual his or her name. If the name matches that of a call-back contact as set out in Schedule G, as may be updated from time to time, the Escrow Agent will confirm the instructions with respect to the Escrow Property to be released including without limitation the number and name of the Escrow Securities to be transferred, the date on which those Escrow Securities are to be transferred and any other relevant information. The Depositors agree to be bound by any instruction or order, whether or not authorized, that is accepted by the Escrow Agent in accordance with the above procedures. When instructed to transfer securities to a party by both name and unique identifier, the Escrow Agent, and any other bank participating in the transfer of securities, may rely solely on the unique identifier, even if it identifies a party different than the party named. This applies to beneficiaries as well as any intermediary bank or custodian. The Depositors agree to be bound by the rules of any transfer network used in connection with any or order instruction accepted by the Escrow Agent under this Agreement.

7.5	The Depositors undertake to give the Escrow Agent five Business Days’ written notice of any amendment to its respective Authorized Signatories or call back contacts. Until five Business Days after such new document is received, the Escrow Agent shall be fully protected in acting upon the instructions of the previously notified Authorized Signatories.

7.6	Whenever under the terms of this Agreement the time for giving a notice or performing an act falls upon a Saturday, Sunday or banking holiday, such time shall be extended to the next Business Day.

7.7	A “Business Day” is a day on which banks are generally open for business in Hong Kong and, in relation to any date for payment or purchase of a currency, in the principal financial centre of the country of that currency. The term “Business Day” excludes Saturdays, Sundays and banking or public holidays.

7.8	All references to a time of day in this Agreement are references to Hong Kong time.

7.9	All executed instructions to the Escrow Agent must be received by the Escrow Agent by 10:00 a.m. at least two Business Days prior to the value date of the instruction.

8.	JOINT AND SEVERAL LIABILITY OF DEPOSITORS

The Depositors, jointly and severally, shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages and expenses (including attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Agreement, including the Escrow Agent’s reliance upon and compliance with instructions or directions given by Electronic Methods and including, but not limited to, Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part; provided, however, that nothing contained in this clause shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

9.	REMOVAL OF ESCROW AGENT

9.1	The Depositors may remove the Escrow Agent at any time by giving to the Escrow Agent twenty Business Days’ prior notice in writing signed by the Depositors.

9.2	The Escrow Agent may resign at any time by giving to the Depositors ten Business Days’ prior written notice thereof.

9.3	Within ten Business Days after giving the foregoing notice of removal to the Escrow Agent or receiving notice of resignation from the Escrow Agent, all Depositors shall jointly agree on and appoint a successor escrow agent. If a successor escrow agent has not accepted such appointment by the end of such ten Business Day period, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to any of the Depositors at the address provided in this Agreement (or at the address more recently notified to the Escrow Agent in accordance with Clause 7.1 of Section II (Terms and Conditions)) or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such a proceeding shall be paid by, and be deemed a joint and several obligation of, the Depositors.

9.4	Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall either:

(a)	deliver the Escrow Property then held hereunder to the successor escrow agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent; or

(b)	hold the Escrow Property (or any portion of the Escrow Property), pending distribution, until ail such fees, costs and expenses or other obligations are paid.

9.5	Upon delivery of the Escrow Property to the successor escrow agent, the Escrow Agent shall have no further duties, responsibilities or obligations under this Agreement.

10.	AMBIGUITY, UNCERTAINTY OR DISPUTE

10.1	In the event of any ambiguity or uncertainty under this Agreement or in any notice, instruction or other communication received by the Escrow Agent under this Agreement, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Property, unless and until the Escrow Agent receives written instructions, signed by all Depositors, which eliminates such ambiguity or uncertainty.

10.2	In the event of any dispute between or conflicting claims by or among the Depositors and/or any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with, and shall not be liable in any way for failure to comply with, any and all claims, demands or instructions with respect to such Escrow Property until, in its sole discretion:

(a)	such conflicting or adverse claims or demands shall have been resolved, to the satisfaction of the Escrow Agent, by agreement among the parties in the dispute;

(b)	such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent; or

(c)	the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting.

10.3	The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such a proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Depositors.

11.	DELEGATION

The Escrow Agent may employ or appoint, as an agent or otherwise, such persons (if any) as may be necessary or desirable for it to execute any of its powers or perform any of its duties under this Agreement including an office, branch or subsidiary of The Bank of New York Mellon Corporation.

12.	GOVERNING LAW AND JURISDICTION

12.1	This Agreement shall be interpreted, construed, enforced and administered in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”).

12.2	Each of the Depositors hereby submits to the non-exclusive jurisdiction of, and each agrees that all proceedings relating hereto shall be brought in, courts of Hong Kong or elsewhere as the Escrow Agent may select. Each of the Depositors hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum. Nothing shall limit the right of the Escrow Agent to take proceedings against each of the Depositors in the courts of any country in which the other party has assets or in any other court of competent jurisdiction, nor shall the taking of proceedings in one jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

12.3	To the extent that in any jurisdiction any Depositor may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity.

12.4	Each Depositor waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten calendar days after the same is so mailed. Each Depositor hereby irrevocably agrees that its service address in Hong Kong set out on the signature page of this Agreement (or any substitute address in Hong Kong designated by at least 10 days’ prior written notice from the relevant party to the other party) or, failing the statement of a Hong Kong service address on such page, its service address outside Hong Kong set out on the signature page of this Agreement (or any substitute address designated by at least 10 days’ prior written notice from the relevant party to the other party) shall be an effective address for service on it of such proceedings, and by execution and delivery of this Agreement.

13.	“KNOW YOUR CUSTOMER” CHECKS

The Depositors shall promptly, upon the request of the Escrow Agent, supply, or procure the supply of, such documentation and other evidence as is requested by the Escrow Agent in order for the Escrow Agent to carry out and be satisfied that it has complied with all necessary “know your customer” and other similar checks under all applicable laws and regulations.

14.	AMENDMENTS

Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in writing, signed by the party to be charged.

15.	NO WAIVER OF RIGHTS

The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any subsequent or additional rights or remedies.

16.	REPRESENTATIONS AND WARRANTIES OF DEPOSITOR

Each Depositor hereby represents and warrants that:

(a)	this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation;

(b)	the execution, delivery and performance of this Agreement by the Depositor do not and will not violate any applicable law or regulation;

(c)	it is, or the Depositors together are, the sole legal and beneficial owner of the Escrow Property; and

(d)	any Escrow Securities delivered to the Escrow Agent by it are fully paid up and, in the case of Escrow Securities that are registered securities, any instruments of transfer have been duly stamped and executed in blank by it.

17.	EFFECT OF INVALIDITY, ILLEGALITY OR UNENFORCEABILITY

The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision, and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

18.	SCHEDULES

References in this Agreement to any schedule, section or clause shall be construed as references to the relevant schedule to this Agreement or to the relevant section or clause of this Agreement, respectively. Each schedule forms part of this Agreement and is incorporated herein.

19.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements in regard thereto.

20.	TERMINATION

20.1	This Agreement shall terminate upon the distribution of all of the Escrow Property.

20.2	The provisions of Section II (Terms and Conditions) shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

21.	ESCROW AGENT MATERIALS

No printed or other material in any language, including prospectuses, notices, reports, and promotional material, which mentions “The Bank of New York Mellon” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any of the other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

22.	INTERPRETATION

The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

23.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all such counterparts shall together constitute one agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

Gushan Environmental Energy Limited			Carling Technology Limited

By:	/s/ Wilson Kwong		By:	/s/ Wilson Kwong
	Name:	Wilson Kwong		Name:	Wilson Kwong
	Title:	President		Title:	President

Service address in Hong Kong:			Service address in Hong Kong:

908 China Merchants Tower,			908 China Merchants Tower,
168-200 Connaught Road Central,			168-200 Connaught Road Central,
Sheung Wan,			Sheung Wan,
Hong Kong			Hong Kong

THE BANK OF NEW YORK MELLON, as Escrow Agent

By:	/s/ Tin Wan Chung
	Name:	Tin Wan Chung
	Title:	Vice President

Service address in Hong Kong:

Level 12 3 Pacific Place Hong Kong Attention: Global Corporate Trust

SCHEDULE A

ESCROW PROPERTY

Details of Escrow Documents to be delivered to the Escrow Agent:

Escrow Documents	Date of Deposit

A share certificate no. 99 representing 6,000,000 ordinary shares of Gushan Environmental Energy Limited	1 December 2010

A signed and undated share transfer form in relation to the 6,000,000 ordinary shares of Gushan Environmental Energy Limited	1 December 2010

A share certificate no. 100 representing 12,000,000 ordinary shares of Gushan Environmental Energy Limited	1 December 2010

A signed and undated share transfer form in relation to the 12,000,000 ordinary shares of Gushan Environmental Energy Limited	1 December 2010

SCHEDULE B

PROVISIONS RELATING TO ESCROW SECURITIES

1.	Notwithstanding any other provision in this Agreement, this schedule applies to Escrow Property comprising, without limitation, debt or equity securities or other instruments or intangible assets (including instruments representing the right to receive, purchase or subscribe for the foregoing or representing other rights or interest in the foregoing) in physical form, as may be agreed upon from time to time by the parties hereto, which shall from time to time be delivered to or received by the Escrow Agent and/or any sub-custodian or depository (the “Escrow Securities”).

2.	The Escrow Agent may from time to time hold Escrow Securities, including any documents of title to it, through depositories and sub-custodians, including entities within the same group as the Escrow Agent (each a “Delegate”).

3.	Escrow Securities held through sub-custodians shall be held subject to the terms and conditions of the relevant sub-custodian agreement. Escrow Securities held through depositories shall be held in accordance with, and subject to, the agreements, rules, regulations and conditions imposed by such depositories. There may be settlement, legal and regulatory requirements particular to the jurisdictions where Escrow Securities are held and there may be locally-specific practices for the separate identification of such Escrow Securities.

4.	The Escrow Agent will identify the Escrow Securities in its books and records as being beneficially owned by the Depositors.

5.	Escrow Securities may be held in a commingled client securities account with securities of other customers of the Escrow Agent or the relevant Delegate and will be treated as fungible with all other securities of the same issue held in such account by the Escrow Agent or such Delegate. The Escrow Agent may use the Escrow Securities for the account of another customer and vice versa. However, no Escrow Account on the books of the Escrow Agent or a Delegate shall hold securities which are beneficially owned by the Escrow Agent or such Delegate, as the case may be. The Escrow Agent may not use the Escrow Securities for its own account.

6.	Escrow Securities that are registered securities may be registered:

(a)	in the name of a nominee company controlled by a Delegate on such terms and conditions as any of the foregoing may require; or

(b)	in the name of the Escrow Agent or a Delegate, if allowed under relevant laws, rules and regulations. Where securities are registered or recorded in this manner, they may not be physically segregated from the assets of the Escrow Agent or the Delegate, and, in the event of the insolvency of the Escrow Agent or the Delegate (as applicable), the Escrow Securities may not be as well protected from claims made by the creditors of the Escrow Agent or the Delegate.

7.	Escrow Securities that are bearer securities will be held in the physical possession of the Escrow Agent or Delegate.

8.	The Escrow Agent may hold any documents of title to an Escrow Security:

(a)	in its physical possession; or

(b)	with a sub-custodian in a safe custody account generally designated for customers’ securities.

9.	Subject to receipt of instructions from the Depositors (or as otherwise contemplated by the terms of this Agreement), the Escrow Agent is authorized to, and to authorize and instruct Delegates to:

(a)	receive and deliver Escrow Securities, and settle the purchase and sale of securities transactions, in accordance with the laws, rules, regulations, provisions, customs, practices and procedures in the relevant jurisdiction or market in which the transaction occurs;

(b)	receive all payments of principal and Distributions payable in respect of Escrow Securities including presenting certificates, coupons and other appropriate documentation to the issuer of such securities or its paying agent and, subject to sub-clause (e) below, where such payments or Distributions are received by the Escrow Agent in relation to Escrow Securities held in a commingled account, the Escrow Agent shall apportion such payments or Distributions pro rata among the persons who are entitled to the property held in such account;

(c)	hold property in certificated or non-certificated form with the issuer or at any other location;

(d)	when fractional shares of any Escrow Security are received as a Distribution, retain such fraction as an additional fee;

(e)	upon receipt of notification of a partial redemption, partial payment or other action affecting less than all securities of a particular class, select the Escrow Securities to be tendered in any non-discriminatory manner that this Agreement, or the relevant Delegate, normally uses to make such selections;

(f)	hold any Escrow Security in bearer form;

(g)	accept documents in lieu of receipt of Escrow Securities;

(h)	make, execute, acknowledge and deliver as agent any and all documents or instruments, including, but not limited to, all declarations, affidavits and certificates of ownership that the Escrow Agent, in its sole discretion, may determine are necessary or appropriate in carrying out the purposes of this Agreement;

(i)	deduct or withhold any sum on account of any tax which in the view of the Escrow Agent is required to be deducted or withheld or for which the Escrow Agent is in its view liable or accountable, in connection with its services hereunder, by law or practice of any relevant revenue authority of any jurisdiction, and in each case in accordance with the Escrow Agent’s or the Delegate’s usual and customary business practice;

(j)	make any payments incidental to or in connection with this clause; and

(k)	exercise all other rights and powers and take any action it deems necessary or appropriate to carry out the purposes of this Agreement,

but in each case only where such act does not require the exercise of business discretion and does not constitute the giving of investment advice and provided always that any required information or documents relating to the Escrow Securities has been communicated or have been supplied to the Escrow Agent.

10.	Unless the Escrow Agent has received the necessary instructions from the Depositors, together with any sum which may be due in immediately available funds, within a reasonable time before the required action is to be taken, the Escrow Agent shall have no responsibility whatsoever to:

(a)	take up any rights;

(b)	exercise any conversion or subscription rights;

(c)	deal with takeover or other offers or capital reorganizations;

(d)	exercise voting rights;

(e)	forward any information to the Depositors other than as set out in this Agreement; or

(f)	carry out any other administrative or supervisory actions,

in respect of the Escrow Securities.

11.	To the extent the Escrow Agent is instructed to purchase Escrow Securities and the Escrow Agent agrees to execute a trade in accordance with this clause:

(a)	the Escrow Agent will execute the trade as agent of the Depositors, or as otherwise agreed with the Depositors;

(b)	the Escrow Agent shall not owe any duty of best execution to the Depositors; and

(c)	the Escrow Agent may aggregate the order with orders executed for the benefit of the Escrow Agent, its associates, or other clients of the Escrow Agent, but only if it is likely that the aggregation will not work to the disadvantage of the Depositors, provided that the effect of aggregation may in fact on some occasions work to the disadvantage of the party for which the Escrow Agent is executing as agent.

12.	Settlement of Transactions:

(a)	The Depositors shall provide the Escrow Agent or any Delegate with sufficient advance notice of, and all necessary information relating to, any transaction requiring the Escrow Agent or any Delegate to receive or deliver any Escrow Security or settle any securities transaction, as follows:

(b)	The Escrow Property shall be credited to the Escrow Account within three Business Days of actual receipt by the Escrow Agent.

(c)	Settlement of and payment for the Escrow Securities received for, and delivered from, the Escrow Accounts may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, the delivery of Escrow Securities to a purchaser, broker or dealer, or their respective agents, either against a receipt for future payment or without any payment (so-called “free delivery”).

(d)	The Escrow Agent may reverse any credit entries to the Escrow Accounts valued back to the effective date of such credit.

13.	Release of Information by the Escrow Agent

13.1	Please indicate by checkmark ☑ the appropriate response:

(a)	☑	The Escrow Property does not include Escrow Securities that were issued in the United States of America.

In relation to securities issued outside of the United States of America, information will be released to issuers only if required by law or regulation of the particular country in which the Escrow Property is located.

(b)	☐	The Escrow Property includes Escrow Securities that were issued in the United States of America.

In relation to securities issued in the United States of America, the Shareholders Communications Act of 1985 (the “Act”) requires the Escrow Agent to disclose to an issuer, upon the issuer’s request, the name, address and securities position of the Escrow Agent’s customers who are the “beneficial owners” (as defined in the Act) of the issuer’s securities, provided that the beneficial owner does not object to such disclosure. The Act also requires the Escrow Agent to disclose to an issuer, upon the issuer’s request, the name and address of the Escrow Agent’s customers that are acting as “respondent banks” (as defined in the Act) in relation to the securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuer’s request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise) or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers in holding securities on behalf of a beneficial owner or in depositing such securities for safekeeping with a bank, such as the Escrow Agent. Under the Act, each of the Escrow Agent’s customers is either a “beneficial owner” or a “respondent bank.” The Escrow Agent will release shareholder information in accordance with the choices of the Depositors indicated below:

Declaration of [insert name of Depository]:

☐ I am a “beneficial owner” of the Escrow Securities to be held by the Escrow Agent.

☐ I am not a beneficial owner of the Escrow Securities to be held by the Escrow Agent, but I am acting as a “respondent bank” in relation to the Escrow Securities to be held by the Escrow Agent.

IF NO BOX IS CHECKED, THE ESCROW AGENT WILL ASSUME THAT WE ARE THE BENEFICIAL OWNER OF THE ESCROW SECURITIES.

For beneficial owners of the Escrow Securities only:

☐ I object to the disclosure

☐ I do not object to the disclosure

of our name, address and securities position to an issuer that requests such information pursuant to the Act for the specific purpose of communicating directly with us.

IF NO BOX IS CHECKED, THE ESCROW AGENT WILL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY INSTRUCTION FROM US.

Carling Technology Limited:

☐	I am a “beneficial owner” of the Escrow Securities to be held by the Escrow Agent.

☐	I am not a beneficial owner of the Escrow Securities to be held by the Escrow Agent but am acting as a “respondent bank” in relation to the Escrow Securities to be held by the Escrow Agent.

IF NO BOX IS CHECKED, THE ESCROW AGENT WILL ASSUME THAT WE ARE THE BENEFICIAL OWNER OF THE ESCROW SECURITIES.

For beneficial owners of the Securities only:

☐	I object to the disclosure

☐	I do not object to the disclosure

of our name, address and securities position to an issuer that requests such information pursuant to the Act for the specific purpose of communicating directly with us.

IF NO BOX IS CHECKED, THE ESCROW AGENT WILL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY INSTRUCTION FROM US.

SCHEDULE C

DISTRIBUTION OF THE ESCROW PROPERTY

The Escrow Agent shall distribute the Escrow Property in the following manner:

Upon the receipt of a securities disbursement instruction from Carling and Gushan substantially in the form set out in Schedule E and signed by authorised signatories of Carling and Gushan (an “Executed Instruction”), the Escrow Agent shall deliver share certificates representing either 6,000,000 or 12,000,000 ordinary shares of Gushan or both as set out in the Executed Instruction (the “Relevant Shares”) and a completed and dated share transfer form in respect of the Relevant Shares to Golden Hero.
Golden Hero shall collect the Executed Instruction and the Relevant Shares from the Escrow Agent at the following address:
The Bank of New York Mellon Level 12 3 Pacific Place Hong Kong

SCHEDULE D

Cash Disbursement Instructions

[Not applicable.]

SCHEDULE E

SECURITIES DISBURSEMENT INSTRUCTIONS

[date]

From:	Carling Technology Limited
Gushan Environmental Energy Limited

To:	The Bank of New York Mellon
Level 12
3 Pacific Place
Hong Kong
Facsimile: +852 2295 3283
Attention: Global Corporate Trust

We refer to the escrow agreement dated [—] 2010 between, among others, ourselves and The Bank of New York Mellon (the “Agreement”). Capitalized terms in this disbursement instruction shall have the meanings given to them in the Agreement.

We hereby instruct you as Escrow Agent to:

(a)	deliver share certificates representing [6,000,000/12,000,000][1] ordinary share (the “Relevant Shares”) of Gushan Environmental Energy Limited to Golden Hero Holdings Limited; and

(b)	date the executed share transfer form in respect of the Relevant Shares in favour of Golden Hero Holdings Limited with the following date: .
and we confirm to you as Escrow Agent that all actions taken by you in reliance upon such authorization shall be binding on us.

For and on behalf of Carling Technology Limited

Name:
Title:

For and on behalf of Gushan Environmental Energy Limited

Name:
Title:

[1]	Delete as appropriate

SCHEDULE F

SPECIMEN SIGNATORY LIST

The undersigned hereby certifies that he or she is duly authorized and empowered by Carling Technology Limited and Gushan Environmental Energy Limited singly to issue written instructions to the Escrow Agent in connection with this Agreement dated              2010 between Gushan Environmental Energy Limited, Carling Technology Limited and The Bank of New York Mellon and that the signatures appearing below their names are true and correct.

Name:	Wilson Kwong

Title:	President, Gushan Environmental Energy Limited

Specimen Signature:	/s/ Wilson Kwong

E-mail: wilson@chinaqushan.com

Name:	Frank Chan, Gushan Environmental Energy Limited

Title:	Principal Financial Officer

Specimen Signature:	/s/ Frank Chan

E-mail: frank@chinagushan.com

This supersedes any authorization you may currently have on file.

/s/ Wilson Kwong

For and on behalf of Carling Technology Limited

Name:	Wilson Kwong
Title:	President
Date:	29 November 2010

/s/ Frank Chan

For and on behalf of Gushan Environmental Energy Limited

Name:	Frank Chan
Title:	Principal Financial Officer
Date:	29 November 2010

SCHEDULE G

SPECIMEN CALL-BACK LIST

The following individuals are singly authorized to confirm written instructions on behalf of Carling and Gushan, whether via facsimile or otherwise, to The Bank of New York Mellon in connection with the escrow agreement dated              2010 between ourselves and The Bank of New York Mellon. Any of the persons listed below may be contacted at their respective telephone numbers to perform call-back procedures.

Name:	Wilson Kwong

Title:	President, Gushan Environmental Energy Limited

Tel No.: +852 2587 7221

Name:	Frank Chan

Title:	Principal Financial Officer, Gushan Environmental Energy Limited

Tel No.: +852 2587 7232

Name:	Yu Jianqiu

Title:	Director, Gushan Environmental Energy Limited

Tel No.: +852 2587 7768

This supersedes any authorization you may currently have on file.

/s/ Wilson Kwong

For and on behalf of Carling Technology Limited

Name:	Wilson Kwong
Title:	President
Date:	29 November 2010

/s/ Frank Chan

For and on behalf of Gushan Environmental Energy Limited

Name:	Frank Chan
Title:	Principal Financial Officer
Date:	29 November 2010